QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.6

RULE 438 CONSENT

        In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of Sun Bancorp, Inc. ("Sun") in the Registration Statement on Form S-4 filed by Sun with the Securities and Exchange Commission on August 13, 2003.

/s/ Sidney M. Palmer Sidney M. Palmer

QuickLinks

  Exhibit 99.6